Exhibit 4.1

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.,
as Issuer
THE NOTES GUARANTORS PARTY HERETO,
as Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE
DATED AS OF JUNE 27, 2006
3 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036

CROSS REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310	14.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a) (3)	N.A.**
	(a) (4)	N.A.
	(a) (5)	8.10
	(b)	8.10
	(c)	N.A.
Section	311	14.01
	311 (a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	14.01
	312(a)	2.05
	(b)	14.03
	(c)	14.03
Section	313	14.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	8.06(b)
Section	314	14.01
	314(a)	5.02(a); 5.03
	(b)	N.A.
	(c)(1)	2.02; 9.01; 14.04
	(c)(2)	9.01; 12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	14.04
	(f)	N.A.
Section	315	14.01
	315(a)	8.01(b)
	(b)	8.05
	(d)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11
Section	316	14.01
	316 (a)	7.05; 10.02 (b)
	(b)	7.07
	(c)	14.05
Section	317	7.08; 7.09; 14.01
Section	318	14.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of June 27, 2006 is among American Medical Systems Holdings, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), the Notes Guarantors (as defined herein), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3 1/4% Convertible Senior Subordinated Notes due 2036 (hereinafter sometimes called the “Securities”), in an aggregate principal amount not to exceed $325,000,000 (or $373,750,000 if the over-allotment option to purchase additional Securities granted to the Underwriters (as defined herein) pursuant to the Purchase Agreement (as defined herein) is exercised in full), and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company and the Notes Guarantors have duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Securities, the certificate of authentication to be borne by the Securities, a form of guarantee, a form of assignment, a form of option to elect repayment upon a Designated Event (as defined herein), a form of option to elect repayment on a Repurchase Date (as defined herein), a form of conversion notice and certificate of transfer to be borne by the Securities are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and all acts and things necessary to make the Notes Guarantees, when executed by the Notes Guarantors and delivered hereunder, as in this Indenture provided, the valid, binding and legal obligation of the Notes Guarantors, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities and the Notes Guarantees have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Securities and Notes Guarantees are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities and Notes Guarantees by the holders thereof, the Company and the Notes Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities and the Notes Guarantees (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “AMS” means American Medical Systems, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.
     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
     “Board of Directors” means (i) with respect to the Company, the board of directors of the Company or any committee thereof authorized to act for it with respect to this Indenture and (ii) with respect to each of the Notes Guarantors, the board of directors of such Notes Guarantor or any committee thereof authorized to act for it with respect to this Indenture.
     “Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “Change of Control” means the occurrence of any of the following after the date hereof: (i) the acquisition by any Person of Beneficial Ownership (including any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person other than to one or more of the Company’s wholly-owned subsidiaries, provided that this clause (ii) shall not apply to (A) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (y) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or (iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office. Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control under clause (ii) above if 90% of the consideration for the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting a Change of Control (the “Stock-for-Stock Transaction Exception”) consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq Stock Market or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into cash in an amount equal to the lesser of $1,000 and the Conversion Value and, if the Conversion Value is greater than $1,000, payment of the excess value in the form of such Common Stock.
     “Common Stock” means the common stock of the Company, par value $0.01 per share as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Contingent Interest” means such interest payable as in the manner set forth in Article 13.
     “Contingent Interest Period” means (i) the period commencing on, and including, July 1, 2011 and ending on, and including, December 31, 2011, and (ii) each six-month period from January 1 to June 30 and from July 1 to December 31 thereafter.
     “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.
     “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 51.5318 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Reference Period” means:
     (i) for Securities that are converted after the Company has delivered a Notice of Redemption to Holders, the twenty consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of Securities being converted that were previously called for redemption, including a partial redemption, this will only apply to those Securities that are subject to such redemption);

     (ii) for Securities that are converted during the 60 days prior to, but excluding, any Repurchase Date or the Final Maturity Date of the Securities, the twenty consecutive Trading Days beginning on the third Trading Day following the relevant Repurchase Date or the Final Maturity Date; and
     (iii) in all other instances, the twenty consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
     “Conversion Value” means, for each $1,000 principal amount of Securities, the average of the Daily Conversion Values for each of the twenty consecutive Trading Days of the Conversion Reference Period.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of U.S. Bank National Association located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Raymond Haverstock, Corporate Trust Services (American Medical Systems Holdings, Inc. 3 1/4% Convertible Senior Subordinated Notes due 2036).
     “Credit Agreement” means the Credit and Guaranty Agreement to be entered into by and among AMS, as borrower, the Company and certain of its direct and indirect subsidiaries, as guarantors, CIT Capital Securities, as lead arranger, sole bookrunner and syndication agent, and CIT Healthcare LLC, as administrative agent and collateral agent and the lenders to be identified therein, or a substitute credit agreement entered into in lieu thereof to finance the Laserscope Acquisition, provided that in each case, the terms and conditions of such Credit and Guaranty Agreement are substantially consistent with the terms and conditions set forth in that certain commitment letter, dated June 3, 2006, from CIT Healthcare LLC to AMS, and the summary of terms and conditions attached as Exhibit A thereto, and any amendment, modification, renewal, extension, or refinancing of such Credit and Guaranty Agreement; provided that such amended, modified, renewed, extended, or refinanced Credit and Guaranty Agreement is (i) an unsubordinated credit facility with a group of institutional lenders secured by a substantial portion of the assets of the Company and its subsidiaries and guaranteed by a substantial portion of the Company’s Subsidiaries and (ii) contains restrictions on conversion of the Securities (including, without limitation, the provision of the Company for the cash payment upon conversion of the Securities), which restrictions shall not be materially less favorable to the Holders than the terms of the Credit and Guaranty Agreement as initially entered into pursuant to and as contemplated by the commitment letter.
     “Daily Conversion Value” means, with respect to any Trading Day, the product of (1) the applicable Conversion Rate and (2) the Volume Weighted Average Price of the Company’s Common Stock on such Trading Day.
     “Daily Share Amount” means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Volume Weighted Average Price for such Trading Day multiplied by the applicable Conversion Rate, less (b) $1,000; divided by (ii) the Volume Weighted Average Price for such Trading Day multiplied by 20.
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Designated Event” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Securities.

     “Designated Event Effective Date” means the date on which any Designated Event becomes effective.
     “Designated Event Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Contingent Interest, if any, to, but excluding, the Designated Event Purchase Date.
     “Domestic Subsidiary” means any Subsidiary of the Company or any of the Company’s Subsidiaries that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Final Maturity Date” means July 1, 2036.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Security” means a Security in global form that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any indebtedness of any other Person. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.
     “Interest Payment Date” means January 1 and July 1 of each year, commencing January 1, 2007.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Laserscope Acquisition” means the merger of Laserscope, a California corporation (“Laserscope”), into Kermit Merger Corp., a California corporation and an indirect Subsidiary of the Company (“Kermit Merger Corp.”), pursuant to that certain Agreement and Plan of Merger, dated as of June 3, 2006, among the Company, Kermit Merger Corp. and Laserscope.

     “Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Domestic Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) after giving effect to purchase accounting and after deducting therefrom, current liabilities and, to the extent otherwise included in the determination of Net Tangible Assets, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization, research and developmental expenses and other intangible items; (c) minority interests in Domestic Subsidiaries held, directly or indirectly, by persons other than the Company; (d) treasury stock; (e) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in current liabilities; and (f) the value of any Capital Stock of any foreign Subsidiary of the Company.
     “Notes Guarantees” means Guarantees of the Company’s obligations under this Indenture and the Securities by the Notes Guarantors in accordance with the provisions of this Indenture.
     “Notes Guarantors” means the Company’s wholly-owned Subsidiaries AMS, AMS Sales Corporation, a Delaware corporation, and AMS Research Corporation, a Delaware corporation, and each other Person that becomes a Guarantor of the Company’s obligations under this Indenture and the Securities pursuant to Article 12 or who executes and delivers a supplemental indenture to this Indenture providing for a Notes Guarantee.
     “Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary, or any Assistant Secretary of the Company or any of the Notes Guarantors, as the case may be.
     “Officers’ Certificate” means a certificate signed on behalf of the Company or the Notes Guarantors, as the case may be, by two Officers thereof; provided, however, that for purposes of Sections 4.10 and 5.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company or any of the Notes Guarantors, as the case may be, and (b) one other Officer of the same entity.
     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any of the Notes Guarantors.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
     “Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of June 21, 2006 among the Company, the Notes Guarantors and the Underwriters.
     “Regular Record Date” means, with respect to each Interest Payment Date, the June 15 or December 15, as the case may be, next preceding such Interest Payment Date.

     “Representative” means the trustee, agent or representative (if any) for an issue of Senior Debt.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
     “SEC” means the Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the recitals hereto, as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Senior Debt” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceedings, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, the Credit Agreement and any Guarantees thereof (including by any pledge, lien or security interest of collateral with respect thereto), as such facility may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof; provided, however, the committed availability of such facility as a result of any such deferral, renewal, extension, refinancing, refunding, amendment, modification or supplement shall not exceed the proposed initial committed availability as of the date hereof of $600,000,000 (provided, however, that such amount may be increased by an amount not to exceed $50,000,000 pursuant to the terms of the Credit Agreement); provided, further, such facility and the indebtedness thereunder is secured by the assets of the Company.
     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.
     “Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in connection with a Designated Event as determined pursuant to Section 4.01(i).
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.
     “Termination of Trading” means the Common Stock or other stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means any day on which The Nasdaq Stock Market or, if the Common Stock is not quoted on The Nasdaq Stock Market, the principal national or regional securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. The Company will provide prompt written notice to the Trustee identifying the three nationally recognized security dealers selected by the Company. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer, then:
     (i) for purposes of any determination of whether Contingent Interest is payable or the amount thereof, the Trading Price per $1,000 principal amount of the Securities on any date of determination shall equal the product of (i) the applicable Conversion Rate for the Securities as of the date of determination and (ii) the Volume Weighted Average Price of the Common Stock on the five Trading Days ending on such determination date; and
     (ii) for purposes of determining whether the condition to conversion of the Securities set forth in Section 4.01(a)(7) has been satisfied, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Volume Weighted Average Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Underwriters” means Piper Jaffray & Co., Thomas Wiesel Partners LLC and KeyBanc Capital Markets, a division of McDonald Investments Inc.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page “AMMD EQUITY VAP” in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.
     Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“AMSG”	12.06
“Bankruptcy Law”	7.01
“Business Combination”	4.10
“Company Order”	2.02
“Conversion Trigger Price”	4.01
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Current Market Price”	4.06
“Deferral Period”	12.06
“Depositary”	2.01
“Designated Event Company Notice”	3.08
“Designated Event Purchase Date”	3.08
“Designated Event Purchase Notice”	3.08
“Determination Date”	4.06
“Distributed Securities”	4.06
“Distribution Notice”	4.01
“DTC”	2.01
“Event of Default”	7.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Junior Securities”	11.08
“Legal Holiday”	12.07
“Make Whole Premium”	4.01
“Notice of Default”	7.01
“Notice of Redemption”	3.03
“Paying Agent”	2.03
“Payment Blockage Notice”	11.02
“Primary Registrar”	2.03
“Purchased Shares”	4.06
“record date”	4.06
“Receiver”	7.01
“Redemption Price”	3.01
“Redemption Date”	3.01
“Registrar”	2.03

Term	Defined in Section
“Repurchase Date”	3.11
“Repurchase Election Notice”	3.11
“Repurchase Notice”	3.11
“Repurchase Price”	3.11
“Rights”	4.06
“Rights Plan”	4.06
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“tender offer”	4.06
“TherMatrx”	12.06
“Triggering Distribution”	4.06
     Section 1.03 Trust Indenture Act Provisions.
     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder of a Security;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04 Rules of Construction.
     (a) Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) provisions apply to successive events and transactions;
     (5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

     (6) the masculine gender includes the feminine and the neuter;
     (7) references to agreements and other instruments include subsequent amendments thereto; and
     (8) all “Article,” “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01 Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A hereto, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Each Security shall include the Notes Guarantee in the form of Exhibit B attached hereto, executed by the Notes Guarantors existing on the date of issuance of such Note, the terms of which Exhibit are incorporated in and made a part of this Indenture.
     (a) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (b) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. IN ADDITION, THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b).
THE COMPANY AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATION SECTION 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE CASH AND FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 3 1/4% PER ANNUM COMPOUNDED SEMI-ANNUALLY, AND (3) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDERS OF SECURITIES, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 10700 BREN ROAD WEST, MINNETONKA, MINNESOTA 55343, ATTENTION: CARMEN DIERSEN, CHIEF FINANCIAL OFFICER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INDENTURE DATED AS OF EVEN DATE HEREWITH, BY AND AMONG AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., AS ISSUER, THE NOTES GUARANTORS PARTY THERETO, AS GUARANTORS, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION TERMS THEREIN.”
     Section 2.02 Execution and Authentication.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $325,000,000 aggregate principal amount ($373,750,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full), except as provided in Sections 2.06 and 2.07.
     (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
     (c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (d) A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (e) The Trustee shall authenticate and make available for delivery the Securities upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
     Section 2.03 Registrar, Paying Agent and Conversion Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the

Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).
     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office or other agency or office of the Trustee in the Borough of Manhattan, the City of New York as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.
     Section 2.04 Paying Agent to Hold Money in Trust.
     Prior to 11:00 a.m., New York City time, on each due date of the payment of principal of, or interest, including Contingent Interest, on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest, including Contingent Interest, so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, including Contingent Interest, on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or interest, including Contingent Interest, on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Section 2.05 Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
     Section 2.06 Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A hereto, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.13, 4.02(e) or 10.05.
     (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed), or (3) any Securities or portions thereof in respect of which a Designated Event Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07 Replacement Securities.
     (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 Outstanding Securities.
     (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
     (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, Repurchase Date, Designated Event Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), accrued interest and Contingent Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Repurchase Date, Designated Event Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest and Contingent Interest, if any, on them shall cease to accrue; provided that any notice of such redemption, repurchase or purchase has been given pursuant to this Indenture.
     (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09 Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10 Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Section 2.11 Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, repurchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, repurchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.
     Section 2.12 Legend; Additional Transfer and Exchange Requirements.
     (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
     (b) The provisions below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.
     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as

Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.12(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(b), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
     (7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
     As used in Sections 2.12(b), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     Section 2.13 CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption, repurchase or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REDEMPTION, PURCHASE AND REPURCHASE
     Section 3.01 Right to Redeem; Notice to Trustee.
     The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after July 6, 2011, at the redemption prices (expressed as percentages of the principal amount of the Securities being redeemed) set forth below together with accrued and unpaid interest, including Contingent Interest, up to, but not including, the date selected by the Company for redemption of the Securities (such prices the “Redemption Price” and such dates the “Redemption Date”):

Period	Redemption Price
July 6, 2011 through June 30, 2012	100.929%
July 1, 2012 through June 30, 2013	100.464%
July 1, 2013 and thereafter	100.000%
provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant Regular Record Date.
     If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 60 days (but no fewer than 25 days) prior to the Redemption Date as fixed by the Company of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.
     Section 3.02 Selection of Securities to be Redeemed.

     If less than all of the Securities are to be redeemed, the Trustee shall, unless the procedures of the Depositary require otherwise, not fewer than 20 nor more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis, in such other manner as the Trustee deems appropriate or otherwise in accordance with the applicable procedures of the Depositary. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.
     Section 3.03 Notice of Redemption.
     At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption (a “Notice of Redemption”) to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.
     The Notice of Redemption shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
          (1) the Redemption Date;
          (2) the Redemption Price;
          (3) the then current Conversion Rate;
          (4) the name and address of each Paying Agent and Conversion Agent;
          (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
          (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 9 of the Securities;
          (7) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price, plus accrued interest, if any upon presentation and surrender to a Paying Agent of the Securities; and
          (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the Notice of Redemption to each Holder in the Company’s name and at the Company’s expense.
     Section 3.04 Effect of Notice of Redemption.
     Once the Notice of Redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest, including Contingent Interest, up to but not including the Redemption Date; provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose names the Securities are registered on the relevant Regular Record Date.
     Section 3.05 Deposit of Redemption Price.
     Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
     Section 3.06 Securities Redeemed in Part.
     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
     Section 3.07 Conversion Arrangement on Call for Redemption.
     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of

11:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.
     Section 3.08 Purchase at Holders’ Option upon a Designated Event.
     (a) If a Designated Event occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Designated Event Purchase Price, on the date that is 40 days after the date the Company mails the Designated Event Company Notice pursuant to subsection 3.08(b) (the “Designated Event Purchase Date”).
     (b) On or before the 15th day after the occurrence of a Designated Event, the Company shall mail a written notice of the occurrence of a Designated Event and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Designated Event Company Notice”). The Designated Event Company Notice shall include the form of a Designated Event Purchase Notice to be completed by the Holder and shall state:
     (1) the events causing such Designated Event;
     (2) the date (or expected date) of such Designated Event;
     (3) the last date by which the Designated Event Purchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;
     (4) the Designated Event Purchase Date;
     (5) the Designated Event Purchase Price;
     (6) the Holder’s right to require the Company to purchase the Securities;
     (7) the name and address of each Paying Agent and Conversion Agent;
     (8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Designated Event;
     (9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Designated Event Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only to the extent that the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (10) the procedures that the Holder must follow to exercise rights under this Section 3.08;
     (11) the procedures for withdrawing a Designated Event Purchase Notice;
     (12) that, unless the Company fails to pay such Designated Event Purchase Price, Securities covered by any Designated Event Purchase Notice will cease to be outstanding and interest and Contingent Interest, if any, will cease to accrue on and after the Designated Event Purchase Date; and
     (13) the CUSIP number of the Securities.
     At the Company’s request, the Trustee shall give such Designated Event Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Designated Event Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities. Concurrently with the mailing of the Designated Event Company Notice, the Company shall cause a copy of such Designated Event Repurchase Notice, or a summary thereof, to be published in a newspaper of general circulation in the City of New York, New York.
     (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached hereto as Exhibit A under the heading “Designated Event Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Designated Event Purchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Designated Event Purchase Date, subject to extension to comply with applicable law.
     (1) The Designated Event Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Designated Event Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     (2) The delivery of a Security for which a Designated Event Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Designated Event Purchase Notice (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Purchase Price therefor.
     (3) The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).
     (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Designated Event Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Designated Event Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.
     (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.
     (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Designated Event Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     Section 3.09 Effect of Designated Event Purchase Notice.
     (a) Upon receipt by any Paying Agent of a properly completed Designated Event Purchase Notice from a Holder, the Holder of the Security in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled to receive the Designated Event Purchase Price with respect to such Security, subject to the occurrence of the Designated Event Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Designated Event Purchase Price). Such Designated Event Purchase Price shall be paid to such Holder promptly following the later of (1) the Designated Event Purchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.
     (b) A Designated Event Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Designated Event Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures) and (3) the portion of the principal amount of the Security that will remain subject to the Designated Event Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
     Section 3.10 Deposit of Designated Event Purchase Price.
     (a) On or before 10:00 a.m. New York City time on the applicable Designated Event Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds), sufficient to pay the aggregate Designated Event Purchase Price of all the Securities or portions thereof that are to be purchased as of such Designated Event Purchase Date.

     (b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Designated Event Purchase Price of any Security for which a Designated Event Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after the applicable Designated Event Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest and Contingent Interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Designated Event Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Designated Event Purchase Date.
     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture.
     (d) If a Designated Event Purchase Date is an Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.11 Repurchase of Securities at Option of the Holder on Specified Dates.
     (a) The Holders may require the Company to repurchase any outstanding Securities for cash, in accordance with the provisions of paragraph 7 of the Securities, on July 1, 2013, July 1, 2016, July 1, 2021, July 1, 2026 and July 1, 2031 (each a “Repurchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest, including Contingent Interest, to but not including the applicable Repurchase Date (the “Repurchase Price”); provided that if such Repurchase Date is an interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Regular Record Date.
     (b) The Company shall give written notice (the “Repurchase Notice”) of the applicable Repurchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 20 Business Days prior to each Repurchase Date. Each Repurchase Notice shall include a repurchase election notice, in substantially the form included in Exhibit A, attached hereto (a “Repurchase Election Notice”) to be completed by a Holder. Each Repurchase Notice shall state:
          (1) the Repurchase Price, the Repurchase Date and the Conversion Price in effect;
          (2) the name and address of the Paying Agent and the Conversion Agent;
          (3) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible in accordance with Article 4 hereof and paragraph 9 of the Securities only to the extent that the Repurchase Election Notice has been withdrawn in accordance with the terms of this Indenture;
          (4) that Securities must be surrendered to the Paying Agent to collect payment;
          (5) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in subclause (4) above;

          (6) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;
          (7) briefly, the conversion rights of the Securities;
          (8) the procedures for withdrawing a Repurchase Election Notice (including pursuant to the terms of Section 3.11(d));
          (9) that, unless the Company defaults in making payment on Securities for which a Repurchase Election Notice has been submitted, interest, if any, on such Securities will cease to accrue on and after the Repurchase Date; and
          (10) the CUSIP number of the Securities.
If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.
At the Company’s request, the Trustee shall give such Repurchase Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Repurchase Notice shall be prepared by the Company.
     (c) Repurchases of Securities by the Company pursuant to this Section 3.11 shall be made, at the option of the Holder thereof, upon:
          (1) delivery to the Paying Agent by the Holder of the Repurchase Election Notice at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date stating:
               (i) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased (or, if a Holder’s Securities are not certificated, the Repurchase Election Notice must comply with Applicable Procedures),
               (ii) the portion (which may be 100%) of the principal amount of the Securities which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof, and
               (iii) that such Securities shall be repurchased as of the applicable Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Section 3.11 of this Indenture.
          (2) delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent. Delivery of such Security shall be a condition to receipt by the Holder of the Repurchase Price therefor. The Repurchase Price shall be paid pursuant to this Section 3.11 only if the Security delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Election Notice, as determined by the Company.
     (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Election Notice contemplated by this Section 3.11 shall have the right to withdraw such Repurchase Election Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:
          (1) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted (or, if a Holder’s Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures),
          (2) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted, and
          (3) the aggregate principal amount, if any, of such Security which remains subject to the original Repurchase Election Notice and which has been or will be delivered for purchase by the Company.
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Election Notice or written notice of withdrawal thereof.
     (e) On or before 11:00 a.m. (local time in The City of New York) on the applicable Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Repurchase Date) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be purchased as of the applicable Repurchase Date. The manner in which the deposit required by this Section 3.11(e) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the applicable Repurchase Date.
     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price of any Security for which a Repurchase Election Notice has been tendered and not withdrawn on the applicable Repurchase Date, then, on the applicable Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid) and interest will cease to accrue on such Security.
     The Repurchase Price shall be paid promptly to such Holder with respect to Securities for which a Repurchase Election Notice has been tendered and not withdrawn, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 3.11(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.11(c). Securities in respect of which a Repurchase Election Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Repurchase Election Notice, unless the Securities are otherwise then convertible in accordance with Article 4 and such Repurchase Election Notice has first been validly withdrawn as specified in Section 3.11(d).
The Company shall purchase from the Holder thereof, pursuant to this Section 3.11, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     (f) There shall be no purchase of any Securities pursuant to this Section 3.11 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Election Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price) and the principal amount of the Securities has been accelerated in accordance with the Indenture and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Election Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Election Notice with respect thereto shall be deemed to have been withdrawn.
       Section 3.12 Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 or 3.11 exceeds the aggregate Designated Event Purchase Price or the Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Designated Event Purchase Date or the Repurchase Date, as the case may be, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
       Section 3.13 Securities Purchased in Part.
     Any Security that is to be purchased or repurchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Designated Event Purchase Date or the Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased or repurchased.
       Section 3.14 Compliance with Securities Laws upon Purchase of Securities.
     In connection with any offer to purchase or repurchase or any purchase or repurchase of Securities under Section 3.08 and 3.11, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.04 through 3.12 and 3.16 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

       Section 3.15 Purchase of Securities in Open Market.
     The Company, in accordance with Section 2.11, may surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11. The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions and such Securities may be reissued or resold, to the extent permitted by applicable law, or may be surrendered to the Trustee for cancellation.
ARTICLE 4
CONVERSION
       Section 4.01 Conversion Privilege and Conversion Rate.
     (a) Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.13, and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless previously purchased by the Company on a Redemption Date or at the Holder’s option upon the occurrence of a Designated Event or a Repurchase Date, at the Conversion Rate in effect at such time, determined as hereinafter provided and subject to the adjustments described below, only under the following circumstances:
     (1) during any calendar quarter beginning after September 30, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Volume Weighted Average Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the Conversion Price on the last day of such preceding calendar quarter (the “Conversion Trigger Price”);
     (2) during any five Trading Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(d)(ii), for each day of that period was less than 98% of the product of the Volume Weighted Average Price of the Common Stock for each day in that period and the Conversion Rate per $1,000 principal amount of Securities;
     (3) if the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock at less than the Current Market Price of the Common Stock on the day of issuance;
     (4) if the Company distributes to all holders of Common Stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the Volume Weighted Average Price of the Common Stock on the Business Day preceding the declaration date for such distribution;
     (5) if a Designated Event (or an event that would have been a Designated Event but for the existence of the Stock-for-Stock Transaction Exception) occurs or is anticipated to occur;

     (6) at any time during the period beginning 60 days prior to, but excluding, any scheduled Repurchase Date or the Final Maturity Date; or
     (7) for Securities that have been called for redemption, at any time prior to the close of business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time.
     Notwithstanding the foregoing, even if the Securities are otherwise convertible as set forth in Section 4.01(a)(1), 4.01(a)(2), 4.01(a)(3) or 4.01(a)(4), the Securities shall not be convertible unless the Securities are convertible pursuant to Sections 4.01(a)(5), 4.01(a)(6) or 4.01(a)(7) if, at the time a Holder of Securities tenders its Securities for conversion, there exists a default or event of default under the Credit Agreement, or a default or event of default under the Credit Agreement would result from such conversion. The inability of a Holder to convert its Securities because of this restriction set forth in the immediately preceding sentence will not constitute a Default or an Event of Default under the Indenture.
     If the Securities would be convertible but are not convertible because of the restrictions set forth in the immediately preceding paragraph and a Holder tenders its Securities for conversion, the Company will use reasonable efforts to permit such conversions, which may include, without limitation, seeking to obtain the consent of the lenders under the Credit Agreement, attempting to refinance the debt under the Credit Agreement and the issuance and sale of additional equity securities. If, despite the Company’s reasonable efforts, conversions continue to be prohibited, the Company will promptly inform such converting Holder and return such Holder’s Securities and any related notice of conversion will be deemed to be revoked to the extent of such returned Securities.
     The Company will not make any dividend or distribution of the type referred to in Sections 4.01(a)(3) or 4.01(a)(4) to the extent that a Holder would be unable to convert such Security and receive such dividend or distribution as a result of the conversion restrictions set forth in this Section 4.01(a).
     (b) In the case of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), the Company shall notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Trading Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution without converting their Securities. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).
     (c) In the case of a transaction contemplated by clause (5) of section 4.01(a), the Company will notify the Holders and Trustee at least 15 Trading Days prior to the anticipated Designated Event Effective Date of any Designated Event (or an event that would have been a Designated Event but for the existence of the Stock-for-Stock Transaction Exception) that the Company knows or reasonably should know will occur. If the Company does not know, and should not reasonably know, that a Designated Event will occur until a date that is within 15 Trading Days before the anticipated Designated Event Effective Date or other applicable event, the Company will notify the Holders and the Trustee promptly after the Company has knowledge of such Designated Event or such other event. Holders may surrender Securities for conversion at any time beginning 15 Trading Days before the anticipated Designated Event Effective Date of a Designated Event (or an event that would have been a Designated Event but for the existence of the Stock-for-Stock Transaction Exception) and until the Trading Day prior to the date of the Designated Event Purchase Date (or other applicable event).

     (d) (i) For each calendar quarter of the Company, beginning with the calendar quarter beginning at any time after September 30, 2006, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of the previous calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee and the Company in writing. Upon request of the Conversion Agent, the Company shall provide, or cause to be provided to, the Conversion Agent the Volume Weighted Average Price per share of Common Stock for the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.
          (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (2) of Section 4.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Volume Weighted Average Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Volume Weighted Average Price of the Common Stock and the Conversion Rate per $1,000 principal amount of the Securities.
     (e) The conversion rights pursuant to this Article 4 shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a security is submitted or presented for purchase upon a Designated Event pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Designated Event Purchase Date for such Security (unless the Company shall fail to make the Designated Event Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). If a Security is convertible as a result of a Designated Event, such conversion right shall commence and terminate as set forth in Section 4.01(c). Securities in respect of which a Designated Event Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Designated Event Notice in accordance with the provisions of Article 3.
     (f) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     (g) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.
     (h) The Conversion Rate shall be adjusted in certain instances as provided in Sections 4.01(i) and Section 4.06.
     (i) If there shall have occurred a Designated Event at any time prior to July 1, 2013, then the Conversion Rate per $1,000 principal amount of Securities otherwise in effect in respect of Securities for which a conversion notice is received by the Conversion Agent during the period beginning 15 Trading Days before the date announced by the Company as the anticipated Designated Event Effective Date and ending at the close of business on the Trading Day immediately preceding the Designated Event Purchase

Date shall be increased by the amount, if any, determined by reference to the table below, based on the Designated Event Effective Date and the Stock Price of such Designated Event; provided that if the Stock Price or Designated Event Effective Date are not set forth on the table: (i) if the actual Stock Price on the Designated Event Effective Date is between two Stock Prices on the table or the actual Designated Event Effective Date is between two Designated Event Effective Dates on the table, the amount of the Conversion Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two Stock Prices and the two Designated Event Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Designated Event Effective Date exceeds $70.00 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made, and (iii) if the Stock Price on the Designated Event Effective Date is less than $15.22 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made. If holders of the Common Stock receive only cash in the Designated Event, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Designated Event. Otherwise, the Stock Price shall be equal to the Volume Weighted Average Price of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Designated Event Effective Date.
     The following table shows the amount, if any, by which the applicable Conversion Rate will increase for each Stock Price and Designated Event Effective Date set forth below:
Make Whole Premium Upon a Designated Event (Increase in Applicable Conversion Rate)

Stock Price on	June 27,	July 1,	July 1,	July 1,	July 1,	July 1,	July 1,	July 1,	July 1,
Effective Date	2006	2006	2007	2008	2009	2010	2011	2012	2013
$15.22	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17
$20.00	10.18	10.18	9.40	8.34	7.05	5.18	0.77	0.77	0.77
$25.00	6.76	6.76	6.06	5.24	4.07	2.49	0.40	0.40	0.00
$30.00	4.95	4.95	4.29	3.70	2.74	1.42	0.33	0.33	0.00
$35.00	3.65	3.65	3.14	2.71	1.93	1.05	0.29	0.29	0.00
$40.00	2.84	2.84	2.45	2.14	1.50	0.83	0.25	0.25	0.00
$45.00	2.28	2.28	1.96	1.73	1.21	0.68	0.22	0.22	0.00
$50.00	1.85	1.85	1.59	1.43	1.00	0.58	0.20	0.20	0.00
$55.00	1.53	1.53	1.31	1.20	0.84	0.50	0.18	0.18	0.00
$60.00	1.30	1.30	1.11	1.02	0.72	0.43	0.17	0.17	0.00
$65.00	1.09	1.09	0.94	0.88	0.62	0.38	0.15	0.15	0.00
$70.00	0.92	0.92	0.79	0.76	0.54	0.34	0.14	0.14	0.00
     The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment of the Conversion Rate by virtue of the provisions of this Section 4.01(i).
     (j) Except as set forth in Section 4.02(c), by delivering the amount of cash and, if applicable, the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, and Contingent Interest if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
     (k) If a Holder has delivered a Repurchase Notice or a Designated Event Purchase Notice with respect to a Security at the time any Securities are called for redemption, the Holder may not surrender such Security for conversion until the Holder has withdrawn such notice in accordance herewith.
     (l) Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.
       Section 4.02 Conversion Procedure.
     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Subject to Section 4.01, upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Trading Days after the later of such dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
     (b) The person in whose name the shares of Common Stock, if any, are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock, if any, issued upon conversion of a Security prior to the issuance of such shares.
     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, unless such Securities have been surrendered for conversion following the regular record date immediately preceding the final interest payment date (July 1, 2036) or if the Securities have been called for redemption pursuant to Section 3.01 of this Indenture, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.
     (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03), shall be based on the aggregate principal amount of all Securities so converted.
     (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
     (f) Upon the Company’s determination that a Holder is or will be entitled to convert its Securities into cash and, if applicable, shares of Common Stock pursuant to this Article 4, the Company will promptly after making such determination issue a press release and use its reasonable efforts to post such information on the Company’s website or otherwise publicly disclose such information.
       Section 4.03 Fractional Shares.
     The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the arithmetic average of the Volume Weighted Average Price of the Common Stock for each of the twenty consecutive Trading Days of the Conversion Reference Period by such fractional share and rounding the product to the nearest whole cent.
       Section 4.04 Taxes on Conversion.
     If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
       Section 4.05 Company to Provide Stock.
     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
     (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.
       Section 4.06 Adjustment of Conversion Rate.
     (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.
     (3) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (9) of this Section 4.06(a)) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the stockholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (4) If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets or property of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3), (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration, or pursuant to any stockholder rights plan or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
If the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.
Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Volume Weighted Average Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on The Nasdaq Stock Market or such other United States national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average of the Volume Weighted Average Price over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Volume Weighted Average Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution so long as (i) there is no adverse tax consequence to a Holder receiving such Spinoff Securities in lieu of an adjustment to the Conversion Rate and (ii) upon receipt of such Spinoff Securities by the Holder, such Spinoff Securities may be transferred by the Holder without restriction under the Securities Act.
     (5) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.06 upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that in the case of a future Rights Plan to the extent applicable, if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities constituting such rights as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.
     (6) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.
     (7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Volume Weighted Average Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and

(B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Volume Weighted Average Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Volume Weighted Average Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).
     (8) For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
     (9) For purposes of any computation under this Section 4.06, “Current Market Price” shall mean the average of the Volume Weighted Average Price per share of Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the ex-trading date with respect to the issuance or distribution requiring such computation; provided, however, that if
     (A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs during such ten consecutive Trading Days, the Volume Weighted Average Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Volume Weighted Average Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;
     (B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Volume Weighted Average Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Volume Weighted Average Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and
     (C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 4.06(a)(9), the Volume Weighted Average Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(a)(4) or (7), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
For purposes of any computation under Section 4.06(a)(7), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 4.06(a)(7)) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (5) or (6) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Volume Weighted Average Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Volume Weighted Average Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 4.06(a)(9) the term “ex” date, when used:
     (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Volume Weighted Average Price was obtained without the right to receive such issuance or distribution;
     (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
     (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

     (c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.
       Section 4.07 No Adjustment. (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted immediately prior to such transactions) without converting the Securities held by such Holders.
     (a) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.
     (b) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.
       Section 4.08 Notice of Adjustment.
     Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
       Section 4.09 Notice of Certain Transactions.
     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
Section 4.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
     If any of following events occur (each, a “Business Combination”):
     (1) any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,
     (2) a consolidation, merger or combination involving the Company,

     (3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or
     (4) any statutory share exchange,
in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock (assuming for such purpose such conversion were settled entirely in the Company’s Common Stock and without giving effect to any adjustment to the conversion rate with respect to a Business Combination constituting a Designated Event) immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holder does not convert its Securities “in connection with” the relevant Designated Event. A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Designated Event if the notice of such conversion is provided in compliance with Section 4.02(a) to the Conversion Agent on or subsequent to the date 15 Trading Days prior to the date announced by the Company as the anticipated Designated Event Effective Date but before the close of business on the Business Day immediately preceding the related Designated Event Purchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Securities shall be convertible from and after the effective date of such Business Combination into the form of consideration elected by a majority of the Company’s stockholders in such Business Combination. Appropriate provisions will be made, as determined in good faith by the Company’s Board of Directors, to preserve the settlement provisions in Section 4.13 following such Business Combination to the extent feasible. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into cash and, if applicable, shares of Common Stock prior to the effective date of the Business Combination.
       Section 4.11 Trustee’s Disclaimer.
     (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.
     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 14.04.
       Section 4.12 Voluntary Increase.
     The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, and the Company provides 15 days’ prior written notice to any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish U.S. federal income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.
       Section 4.13 Payment of Cash in Lieu of Common Stock.
     (a) In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered for conversion: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and, in addition to amounts distributed pursuant to (A), (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the twenty consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period. The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).
     (b) For the purposes of Section 4.13(a), in the event that any of Conversion Value, Daily Share Amounts or Volume Weighted Average Price cannot be determined for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts and Volume Weighted Average Price, as applicable.
ARTICLE 5
COVENANTS
       Section 5.01 Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest (including Contingent Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, interest, the Redemption Price, the Repurchase Price, the Designated Event Purchase Price and Contingent Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     (b) Payment of the principal of and interest, including Contingent Interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder is not the Depositary or its nominee and it has provided in writing wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
       Section 5.02 SEC and Other Reports.
     (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files or should have filed them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
       Section 5.03 Compliance Certificates.
     The Company and each Notes Guarantor (to the extent that such Notes Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts made to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
       Section 5.04 Further Instruments and Acts.
     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
       Section 5.05 Maintenance of Corporate Existence.
     Subject to Article 6, the Company and the Notes Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence.
       Section 5.06 Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest or Contingent Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
       Section 5.07 Payment of Contingent Interest.
     (a) If Contingent Interest is payable by the Company for any semi-annual period, the Company shall deliver to the Trustee notice that the Company is required to pay Contingent Interest for such semi-annual period, on or prior to the interest payment date relating to such payment of Contingent Interest. The notice shall set forth the amount of Contingent Interest per $1,000 principal amount of Securities.
     (b) For U.S. federal income tax purposes, the Securities shall be treated as indebtedness subject to U.S. Treasury regulations governing contingent payment debt instruments. Each Holder, by its acceptance of a Security agrees to be bound by the Company’s application of the U.S. Treasury regulations that govern contingent payment debt instruments including the Company’s projected payment schedule and its determination that the rate at which interest will be deemed to accrue for U.S. federal income tax purposes will be 9.10%. A Holder of Securities may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Carmen Diersen, Chief Financial Officer.
       Section 5.08 Maintenance of Office or Agency.
     The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be presented or surrender for payment or surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be one such office or agency of the Trustee for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.
       Section 5.09 Limitation on Incurring Senior Subordinated Indebtedness.
     The Company will not, directly or indirectly, incur, or suffer to exist, any indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any of its Senior Debt.
     For the purposes of this Section 5.09, incur means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its subsidiaries acquired by the Company or existing at the time such Person becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Subsidiary of the Company), whether or not such indebtedness was incurred in connection with, as a result of, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any Subsidiary of the Company), shall be deemed incurred at the time any such Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary of the Company.
ARTICLE 6
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
       Section 6.01 Company May Consolidate, Etc., Only on Certain Terms.
     The Company may not consolidate with or merge into any Person (unless the Company is the surviving corporation) or convey, transfer or lease the property and assets, substantially as an entity, of the Company to another Person unless:
     (1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, (A) shall be (i) a corporation, or (ii) a limited liability company, partnership or trust and as a result of such transaction the Securities will not become convertible into the equity interests of such entity, in each of cases (i) and (ii) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and (B) such Person (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
     (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 6, and that all conditions precedent herein provided for relating to such transaction have been complied with.
       Section 6.02 Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULT AND REMEDIES
       Section 7.01 Events of Default.
     (a) An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) failure to pay when due the Principal, Redemption Price, Repurchase Price, or Designated Event Purchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise, and regardless of whether such payment is permitted pursuant to the subordination provisions under Article 11; or
     (2) failure to pay an installment of interest or Contingent Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due, regardless of whether such payment is permitted pursuant to the subordination provisions under Article 11; or

     (3) failure to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
     (4) failure to deliver when due all cash and shares of Common Stock, if any, deliverable upon exercise of a Holder’s conversion right, which failure continues for 10 calendar days, regardless of whether such payment is permitted pursuant to the subordination provisions under Article 11; or
     (5) failure to repurchase any Securities on a Designated Event Repurchase Date or on a Repurchase Date or redeem any Securities on a Redemption Date; or
     (6) failure to provide timely notice of a Designated Event; or
     (7) the Company or any of its Significant Subsidiaries or any Notes Guarantor fails to make any payment at maturity on any indebtedness, including any applicable grace period, in an amount in excess of $10,000,000, and such amount has not been paid or discharged within a period of 30 days after receipt of a Notice of Default; or
     (8) default on any indebtedness of the Company or any of its Significant Subsidiaries or any Notes Guarantor that results in the acceleration of any indebtedness in an amount in excess of $10,000,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after receipt of a Notice of Default; or
     (9) the Company, or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences as a debtor a voluntary case or proceeding; or
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or
     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
     (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;

     (B) appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or
     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company; or
and in each case the order or decree remains unstayed and in effect for 30 consecutive days; or
     (11) any Notes Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Notes Guarantee) or any Notes Guarantor disaffirms its obligations under its Notes Guarantee.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     (b) Notwithstanding Section 7.01(a), no Event of Default under clauses (3), (7) or (8) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (3), (7) or (8) of Section 7.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.
     (c) The Company will deliver to the Trustee, within thirty days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.
       Section 7.02 Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 7.01(a) with respect to the Company) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, through the date of payment on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Contingent Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.01(a)(9) or (10) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
       Section 7.03 Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.
       Section 7.04 Waiver of Defaults and Events of Default.
     Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default, except if the Company fails to pay the principal of, premium, if any, or any accrued but unpaid interest, including Contingent Interest, on any Security, the Company fails to convert any Securities into cash or, if applicable, Common Stock, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
       Section 7.05 Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
       Section 7.06 Limitations on Suits.
     (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest, including Contingent Interest, or for the conversion of the Securities pursuant to Article 4) unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any cost, expenses or liabilities of taking action;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
     (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
       Section 7.07 Rights of Holders to Receive Payment and to Convert.
     Notwithstanding any other provision of this Indenture but subject to the provisions of Article 11 hereof, the right of any Holder of a Security to receive payment of the principal amount, interest, Redemption Price, Repurchase Price, Designated Event Purchase Price, if any, or Contingent Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
       Section 7.08 Collection Suit by Trustee.
     If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities (including the Notes Guarantors) for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
       Section 7.09 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities, including the Notes Guarantors), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
       Section 7.10 Priorities.
     (a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     (1) First, to the Trustee for amounts due under Section 8.07;
     (2) Second, to the Holders of Senior Debt to the extent required by Article 11;
     (3) Third, to Holders for amounts due and unpaid on the Securities for the principal amount, interest, and Contingent Interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;
     (4) Fourth, to such other Person or Persons, if any, to the extent entitled thereto; and
     (5) Fifth, the balance, if any, to the Company and the Notes Guarantors.
     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
       Section 7.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
ARTICLE 8
TRUSTEE
       Section 8.01 Obligations of Trustee.
     (a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 8.01(b);
     (2) the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with this Indenture or a direction received by it pursuant to Section 7.05.
     This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
       Section 8.02 Rights of Trustee.
     (a) Subject to Section 8.01:

     (1) The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 14.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (3) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.
     (4) The Trustee shall not be personally liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.
     (8) The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or Designated Event unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Designated Event.
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.
     (10) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
       Section 8.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
       Section 8.04 Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
       Section 8.05 Notice of Default or Events of Default.
     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default within 30 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest, including Contingent Interest, on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.
       Section 8.06 Reports by Trustee to Holders.
     (a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).
     (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
       Section 8.07 Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.
     (d) The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
       Section 8.08 Replacement of Trustee.
     (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     (d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
     (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
       Section 8.09 Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
       Section 8.10 Eligibility; Disqualification.
     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
       Section 8.11 Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
       Section 9.01 Satisfaction and Discharge of Indenture.

     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, provided, that
     (1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) immediately available funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 5.01 and 12.05, Article 4, and this Article 9, shall survive until the Securities have been paid in full.
       Section 9.02 Application of Trust Money.
     Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest, including Contingent Interest, on the Securities.
       Section 9.03 Repayment to Company.
     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.
     (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04 Reinstatement.
     (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
     Section 9.05 Release of Notes Guarantors.
     If the Company discharges its obligations under the Indenture pursuant to Section 9.01, the Notes Guarantors will be released from their obligations under the Notes Guarantees.
ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01 Without Consent of Holders.
     (a) The Company, any Notes Guarantors, if applicable, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
     (1) evidencing a successor to the Company or a Notes Guarantor and the assumption by that successor of the obligations under this Indenture and the Securities, or a Notes Guarantor, as applicable;
     (2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;
     (3) securing the Company’s or a Notes Guarantor’s obligations in respect of the Securities or a Notes Guarantee;
     (4) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;
     (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;
     (6) adding Notes Guarantors as permitted under this Indenture;

     (7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or
     (8) modifying any other provisions of this Indenture in any manner that will not adversely affect the rights of the Holders in any material respect.
     Section 10.02 With Consent of Holders.
     (a) The Company, any Notes Guarantor, if applicable, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
     (1) alter the manner of calculation or reduce the rate of accrual of interest, including Contingent Interest, on any Security or extend the time of payment of any installment of interest on, or any Contingent Interest with respect to, any Security;
     (2) make any of the Securities payable in money other than that stated in the Securities;
     (3) change the stated maturity of any Security;
     (4) reduce the principal amount of any Security or reduce any amount payable upon any Designated Event Purchase Price (including any Make Whole Premium payable), Redemption Date or Repurchase Date with respect to any of the Securities;
     (5) make any change that adversely affects the conversion rights of a Holder in any respect other than as provided herein;
     (6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders or upon a Designated Event;
     (7) impair the right to institute suit for payment or the enforcement of any payment on or with respect to any Security or any Notes Guarantee or with respect to the conversion of any Security;
     (8) change the currency of payment of principal of, or interest on, the Securities;
     (9) modify the subordination provisions of the Securities or the Notes Guarantees in a manner adverse to the Holders; or
     (10) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default or otherwise change the provisions in this Indenture that relate to modifying or amending this Indenture.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company and any Notes Guarantor with the restrictive provisions of this Indenture, and (ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount or accrued and unpaid interest, including

Contingent Interest or the Redemption Price, Repurchase Price, or Designated Event Purchase Price, or in the obligation to deliver cash or Common Stock, if any, with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
     (c) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 10.03 Compliance with Trust Indenture Act.
     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04 Revocation and Effect of Consents.
     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.
     Section 10.05 Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06 Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.
     Section 10.07 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
SUBORDINATION
     Section 11.01 Agreement to Subordinate.
     The Company covenants and agrees, and each Holder by accepting a Security likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 11; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The Securities shall, to the extent set forth in this Article 11, be subordinated in right of payment to the prior payment in full, in cash, of all amounts that constitute Senior Debt. The payment of the principal of, premium (including the Make Whole Premium), if any, interest, and Contingent Interest, if any, on all Securities (including, but not limited to, the Redemption Price, Repurchase Price and Designated Event Purchase Price) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, in full in cash or payment satisfactory to the holders of Senior Debt.
     No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.
     Section 11.02 Payment to Holders.
     No payment shall be made with respect to the principal of, or premium, if any, interest and Contingent Interest, if any, on the Securities (including, but not limited to, the Redemption Price, Repurchase Price and Designated Event Purchase Price), and no redemption, repurchase or other acquisition of the Securities shall occur and no deposit shall be made pursuant to Article 9 at a time when such deposited amounts would not otherwise be permitted under this Article 11 in respect of the conversion of Securities if:
     (a) a default in the payment of any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt), unless and until such default shall have been cured or waived by the appropriate holders of the Senior Debt or shall have ceased to exist; or
     (b) a default, other than a payment default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate the maturity of all or any portion of such Senior Debt (or would permit such holders to so accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Senior Debt or the Company.
     Subject to the provisions of Section 11.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the Company’s receipt of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 365 consecutive days.
     Unless this Article 11 otherwise prohibits payments on or distributions in respect of the Securities at the time of such payments or distributions, the Company shall resume such payments on the Securities:
     (A) in the case of a default referred to in clause (a) above, on the date upon which the default is cured or waived by the requisite holders of Senior Debt or otherwise ceases to exist, or
     (B) in the case of a default referred to in clause (b) above, on the earliest to occur of (i) the date on which such default is cured or waived or otherwise ceases to exist, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, and (iii) the date such payment blockage period shall have been terminated by written notice to the Company or the Trustee from the Person initiating such payment blockage period; provided, that if the maturity of such Senior Debt has been accelerated no payment may be made on the Securities until such default is cured or waived or such Senior Debt is discharged or paid in full.
     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payment satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, interest or Contingent Interest, if any, on the Securities (including, but not limited to, the Redemption Price, Repurchase Price or Designated Event Purchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article 11, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders or to the Trustee.
     For purposes of this Article 11, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 11 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer, sale, lease or other disposition of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer, sale, lease or other disposition, comply with the conditions stated in Article 6.
     In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holders in respect of the principal of, premium, if any, interest or Contingent Interest, if any, on the Securities by the Company (including, but not limited to, the Redemption Price, Repurchase Price or Designated Event Purchase Price), except payments and distributions made by the Trustee as permitted by Section 11.05, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.
     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the provisions of this Article 11, shall be received by the Trustee or any of the Holders before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company.
     Nothing in this Section 11.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07. This Section 11.02 shall be subject to the further provisions of Section 11.05.
     Section 11.03 Subrogation of Securities.
     After the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt (and all commitments with respect to such Senior Debt have terminated or expired), the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 11 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, interest or Contingent Interest, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Debt; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article 11, to or for the benefit of the holders of Senior Debt by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 11, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.
     Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any), interest or Contingent Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law during the continuance of an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 8.01, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 11.
     Section 11.04 Authorization to Effect Subordination.
     Each Holder by accepting a Security authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11 and as may be requested in writing and as prepared by the holders of Senior Debt at their expense, and each Holder appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 11.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders and each Holder hereby appoints the holders of Senior Debt or their respective Representatives to act as its attorney-in-fact for any and all such purposes.
     Section 11.05 Notice to Trustee.
     The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the office of the Trustee specified in Section 14.02 hereof from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided that with respect to any such monies that may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) unless the Trustee shall have received, on a date not less than one Business Day immediately prior to the date upon which by the terms hereof such monies shall become payable, the notice provided for in this Section 11.05, then, anything in the first two paragraphs of Section 11.02 contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date; provided further, that if the Trustee shall receive any such notice on the date upon which by the terms hereof such monies shall become payable, the

Trustee may, in its reasonable discretion, waive the time for notice provided in the foregoing proviso. Nothing shall prevent any payment by the Trustee to the holders of monies deposited with it pursuant to Article 9, and any such payment shall not be subject to the provisions of Article 11; provided that, at the time of any such deposit, such deposit and payment were permitted under this Article 11 without giving effect to the first clause of this sentence.
     The Trustee, subject to the provisions of Section 8.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Debt to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 11.06 Trustee’s Relation to Senior Debt.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 8.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to the claims of, or payment to, the Trustee under or pursuant to Section 8.07.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.
     Section 11.07 No Impairment of Subordination.
     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.
     Section 11.08 Certain Conversions Deemed Payment.
     For the purposes of this Article 11 only, (a) the issuance and delivery of any Junior Securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any), interest or Contingent Interest, if any, on the Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), securities (other than Junior Securities) or other property upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security, the payment, issuance and delivery of such cash being made subject to the subordination provisions of this Article 11. For the purposes of this Section 11.08, the term

“Junior Securities” means (1) shares of any stock of any class of the Company or (2) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 11 and which otherwise have terms no less disadvantageous to Senior Debt herein. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holders to convert such Securities in accordance with Article 4.
     Section 11.09 Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 11 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 11.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 11.10 Senior Debt Entitled to Rely.
     The holders of Senior Debt shall have the right to rely upon this Article 11, and no amendment or modification of the provisions of this Article 11 that adversely affect the rights and interests of such holders shall be effective as to such holders unless such holders shall have agreed in writing thereto. Each Holder by accepting a Security acknowledges and agrees that the provisions of Article 11 are, and are intended to be, an inducement and consideration to each holder of Senior Debt (whether such Senior Debt was acquired or created before or after the issuance of the Securities) to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the provisions of this Article 11 in acquiring and continuing to hold such Senior Debt.
     Section 11.11 Reinstatement.
     To the extent the payment of or distribution in respect of any Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     Section 11.12 Actions by Holders of Senior Debt.
     The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, do any one or more of the following:
     (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

     (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;
     (c) release any Person liable in any manner for the collection of Senior Debt;
     (d) exercise or refrain from exercising any rights against the Company or any other Person; and
     (e) take any other action in the reasonable business judgment of the holders of Senior Debt.
     Section 11.13 Subordination of Notes Guarantees.
     The Notes Guarantee of each Notes Guarantor is subordinated to the Senior Debt to the same extent and in the same manner as the Securities are subordinated to the Senior Debt.
ARTICLE 12
GUARANTEES
     Section 12.01 Notes Guarantee.
     (a) Subject to the provisions of this Article 12, each Notes Guarantor, jointly and severally, hereby fully and unconditionally guarantees on a senior subordinated, unsecured basis to each holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity or enforceability of this Indenture, the Securities, or the obligations of the Company hereunder or thereunder:
     (1) the due and punctual payment of the principal of (and premium, if any) and interest (including Contingent Interest, if any) on, the Securities, whether at the Final Maturity Date or on an Interest Payment Date, by acceleration, call for redemption, repurchase, or otherwise (subject to any applicable grace period);
     (2) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest (including Contingent Interest, if any) on, the Securities, if lawful;
     (3) the due and punctual payment and performance (subject to any applicable grace period) of all other obligations of the Company under this Indenture and the Securities; and
     (4) in case of any extension of time of payment or renewal of any Securities or any of such other obligations under this Indenture or under the Securities, the due and punctual payment or performance thereof (subject to any applicable grace period) in accordance with the terms of the extension or renewal, whether at the Final Maturity Date, by acceleration, call for redemption, repurchase, or otherwise.
     (b) Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Notes Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Notes Guarantees, and shall entitle the Holders or the Trustee to accelerate the obligations of the Notes Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     (c) Each Notes Guarantor hereby agrees that (1) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture, or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, whether or not a Notes Guarantee is affixed to any particular Security, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any amendment of this Indenture or the Securities, the recovery of any judgment against the Company or any its Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of the Securities) and (2) subject to Section 12.07, each Notes Guarantee will not be discharged except by complete performance of the obligations of the Company under the Securities and this Indenture.
     (d) The Notes Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (e) Each Notes Guarantor hereby agrees that it shall not be entitled to and irrevocably waives diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Notes Guarantor, any other Subsidiary of the Company or any other obligor under the Securities, any right to require a proceeding first against the Company, any Notes Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities and any right, protest, notice and all demands whatsoever.
     (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Notes Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities, or any trustee, liquidator or other similar official, any amount paid by the Company, any Notes Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities to the Trustee or such Holder, the Notes Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (g) Each Notes Guarantor agrees that, as between the Notes Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations of the Company guaranteed hereby may be accelerated as provided in Article 7 for the purposes of the Notes Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 7, those obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Notes Guarantors for the purpose of the Notes Guarantees.
     (h) No stockholder, officer, director, employee or incorporator, past, present or future, of any Notes Guarantor, as such, shall have any personal liability under this Notes Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

     Section 12.02 Execution and Delivery of the Notes Guarantees.
     (a) To evidence the Notes Guarantees set forth in Section 12.01, the Company and each Notes Guarantor hereby agrees that:
     (1) a notation of the Notes Guarantees substantially as set forth on Exhibit B hereto shall be endorsed on each Security authenticated and delivered by the Trustee; and
     (2) such endorsement shall be executed on behalf of each Notes Guarantor by any one officer of such Notes Guarantor.
     (b) Each Notes Guarantor hereby agrees that its Notes Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Notes Guarantee.
     (c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Securities on which a Notes Guarantee is endorsed, the Notes Guarantee shall nevertheless be valid.
     (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Notes Guarantees set forth in this Indenture on behalf of the Notes Guarantors.
     (e) Such signatures upon this Indenture may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on this Indenture.
     Section 12.03 Limitation on Notes Guarantors’ Liability.
     Each Notes Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Notes Guarantor pursuant to its Notes Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Notes Guarantors hereby irrevocably agree that the obligations of each Notes Guarantor under its Notes Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Notes Guarantor and to any collections from or payments made by or on behalf of any other Notes Guarantor in respect of the obligations of such other Notes Guarantor under its Notes Guarantee, result in the obligations of such Notes Guarantor under its Notes Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Notes Guarantor insolvent.
     Section 12.04 Rights under the Notes Guarantees.
     (a) Until payment in full of the Securities, no payment by any Notes Guarantor pursuant to the provisions shall give rise to any claim of the Notes Guarantors against the Trustee or any Holder.
     (b) Each Notes Guarantor waives notice of the issuance, sale and purchase of the Securities and notice from the Trustee or the Holders from time to time of any of the Securities of their acceptance and reliance on its Guaranty.
     (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Notes Guarantors of their obligations hereunder) that any

Notes Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Notes Guarantor.
     (d) Each Notes Guarantor shall pay all reasonable costs, expenses and fees, including all reasonable attorneys’ fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Notes Guarantees or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.
     Section 12.05 Primary Obligations.
     The obligations of each Notes Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Notes Guarantor agrees that it is directly liable to each Holder hereunder, that the obligations of each Notes Guarantor hereunder are independent of the obligations of the Company or any other Notes Guarantor, and that a separate action may be brought against each Notes Guarantor, whether such action is brought against the Company or any other Notes Guarantor or whether the Company or any other Notes Guarantor is joined in such action. Each Notes Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Notes Guarantor or the enforcement of any lien or realization upon any security the Trustee may at any time possess. Each Notes Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Notes Guarantor shall not release such Notes Guarantor.
     Section 12.06 Notes Guarantee by Future Significant Subsidiaries.
     (a) The Company shall cause each Person (subject to exceptions in the case of TherMatrx, Inc., a Delaware corporation (“TherMatrx”), American Medical Systems Gynecology, Inc., a California corporation (“AMSG”) and any entity that becomes a Domestic Subsidiary as a result of an acquisition by the Company or one if its Subsidiaries) that becomes a Domestic Subsidiary having total assets with a book value of greater than $5,000,000 to execute and deliver to the Trustee a supplemental indenture hereto providing for a Notes Guarantee on an unsecured basis and subordinated pursuant to the terms of this Indenture and execute such Notes Guarantee substantially in the form attached as Exhibit B hereto. In the event an entity becomes a Domestic Subsidiary as a result of an acquisition after the date hereof (other than Laserscope and its Subsidiaries), the Company may defer adding it as a Notes Guarantor for up to 90 days after it first becomes a Domestic Subsidiary (a “Deferral Period”) if the Company made a good faith determination that by the end of such Deferral Period the book value of the total assets of such Domestic Subsidiary will be equal to or less than $5,000,000 as a result of planned transfers of its assets to one or more Notes Guarantor. The Company shall cause TherMatrx and AMSG to execute and deliver to the Trustee a supplemental indenture providing for a Notes Guarantee on an unsecured basis and subordinated pursuant to the terms of this Indenture and execute such Notes Guarantee substantially in the form attached as Exhibit B hereto no later than July 1, 2007, in each case, in the event that such Subsidiary continues to have assets with a book value in excess of $5,000,000 (excluding, for these purposes, any goodwill existing as of the date hereof). Until such time, TherMatrx and AMSG will not be required to be added as Notes Guarantors unless the Company or its Subsidiaries transfer substantial additional assets to TherMatrx or AMSG (in which case, the Company shall cause TherMatrx and AMSG to execute and deliver to the Trustee a supplemental indenture providing for a Notes Guarantee on an unsecured basis and subordinated pursuant to the terms of this Indenture and execute such Notes Guarantee substantially in the form attached as Exhibit B hereto at the time of such transfers).
     Notwithstanding the foregoing, at no time shall all of the Company’s Domestic Subsidiaries that are not Notes Guarantors have an aggregate book value of total assets that exceeds 10% of the Net Tangible Assets of the Company (exclusive of foreign Subsidiaries) and all of its Domestic Subsidiaries

(exclusive of their foreign Subsidiaries). For purposes of the above calculation, aggregate book value of the assets of a non-guarantor subsidiary shall be based on the balance sheets of such non-guarantor used in the preparation of the most recent consolidated financial statement of the Company required to be delivered to the Trustee or, if sooner, filed with the SEC; provided, that, for purposes of any such calculation prior to July 1, 2007, the assets of TherMatrx and AMSG shall be excluded, and, for purposes of any such calculation on or after July 1, 2007, the assets of TherMatrx and AMSG that constitute goodwill shall be excluded, in each case, notwithstanding the fact that such Subsidiaries are non-guarantors as of the date of such calculation; provided, further, that the assets of Domestic Subsidiaries that are subject to a Deferral Period shall be excluded for purposes of any such calculation made during the applicable Deferral Period up to a maximum not to exceed $75,000,000 in the aggregate for all such excluded assets at any given time.
     (b) The Company shall deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that (A) such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and (B) such supplemental indenture constitutes the legal, valid, binding and enforceable obligations of such Domestic Subsidiary, subject to customary exceptions and carve-outs applicable to other similar opinions.
     (c) The fact that any Security may fail to have endorsed thereon a Notes Guarantee executed by a Notes Guarantor shall not affect the validity or enforceability of such Notes Guarantee against such Notes Guarantor.
     (d) Upon close of the Laserscope Acquisition, Laserscope will promptly execute and deliver a supplemental indenture hereto providing for a Notes Guarantee on an unsecured basis and subordinated pursuant to the terms of this Indenture and execute such Notes Guarantee substantially in the form attached as Exhibit B hereto.
     Section 12.07 Release of Notes Guarantors.
     (a) So long as no Default or Event of Default shall have occurred and be continuing under this Indenture or any Notes Guarantee and no such Default or Event of Default would result from the release, a Notes Guarantor shall be released from all of its obligations under its Notes Guarantee, this Indenture and the Securities:
     (1) in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that Notes Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Subsidiary of the Company; or
     (2) upon the delivery by the Company to the Trustees of an Officers’ Certificate certifying that the book value of the total assets of such Notes Guarantor is equal to or less than $5,000,000 provided, however, that at no time shall all of the Company’s Domestic Subsidiaries that are not Notes Guarantors have an aggregate book value of total assets that exceeds 10% of the Net Tangible Assets of the Company (exclusive of foreign Subsidiaries) and all of its Domestic Subsidiaries (exclusive of their foreign Subsidiaries). For purposes of the above calculation, aggregate book value of the assets of a non-guarantor subsidiary shall be based on the balance sheets of such non-guarantor used in the preparation of the most recent consolidated financial statement of the Company required to be delivered to the Trustee or, if sooner, filed with the SEC; provided, that, for purposes of any such calculation prior to July 1, 2007, the assets of TherMatrx and AMSG shall be excluded, and, for purposes of any such calculation on or after July 1, 2007, the assets of TherMatrx and AMSG that constitute goodwill shall be excluded, in each case, notwithstanding the fact that such Subsidiaries are non-guarantors as of the date of such calculation; provided, further, that the assets of Domestic Subsidiaries that are subject to a Deferral Period shall be excluded for purposes of any such calculation made during the applicable Deferral Period up to a maximum not to exceed $75,000,000 in the aggregate for all such excluded assets at any given time;
and in each case the Company has delivered to the Trustee an Officers’ Certificate, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.
     (b) If all of the conditions to release contained in this Section 12.07 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Notes Guarantor in order to evidence the release of such Notes Guarantor from its obligations under its Notes Guarantee under this Article 12.
ARTICLE 13
CONTINGENT INTEREST
     Section 13.01 Contingent Interest.
     (a) The Company shall pay Contingent Interest with respect to the Securities for any Contingent Interest Period if the average Trading Price of Securities for the five consecutive Trading Days immediately before the last Trading Day before the relevant Contingent Interest Period equals or exceeds 120% of the principal amount of such Securities.
     (b) The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum calculated on the average Trading Price of $1,000 principal amount of Securities during the relevant five Trading Day period used to determine whether Contingent Interest must be paid.
     (c) The Company shall be responsible for calculating the amounts of Contingent Interest, if any, accrued on the Securities. The Company shall make any such calculations using the Trading Price provided by the Trustee. The Trustee shall be entitled in its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties pursuant to this Article 13.
     Section 13.02 Payment of Contingent Interest.
     Payments of Contingent Interest shall be made on the Interest Payment Date for the applicable interest period and in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of interest.
     Section 13.03 Contingent Interest Notification.
     By the first Business Day of a Contingent Interest Period for which Contingent Interest shall be payable, the Company shall disseminate a press release containing this information or publish the information on its website or through such other public medium as it may use at that time.

ARTICLE 14
MISCELLANEOUS
     Section 14.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 14.02 Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company or a Notes Guarantor, to:
American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, Minnesota 55343
Attention: Carmen Diersen, Chief Financial Officer
Tel: (952) 930-6000
Fax: (952) 930-6373
with a copy to:
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street
Plaza VII, Suite 3300
Minneapolis, Minnesota 55442
Attention: Thomas A. Letscher, Esq.
Tel: (612) 607-7000
Fax: (612) 607-7100
if to the Trustee, to:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Raymond Haverstock, Corporate Trust Services (American Medical
Systems Holdings, Inc. 3 1/4% Convertible Senior Subordinated Notes due 2036)
Tel: (651) 495-3909
Fax: (651) 495-8097
     Such notices or communications shall be effective when received.
     The Company, a Notes Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 14.03 Communications By Holders with Other Holder.
     Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Notes Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 14.04 Certificate and Opinion as to Conditions Precedent.
     (a) Upon any request or application by the Company or a Notes Guarantor to the Trustee to take any action under this Indenture, the Company or the Notes Guarantor, as the case may be, shall furnish to the Trustee at the request of the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     Section 14.05 Record Date for Vote or Consent of Holders of Securities.
     The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 14.06 Rules by Trustee, Paying Agent, Registrar and Conversion Agent.
     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 14.07 Legal Holidays.
     A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
     Section 14.08 Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 14.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 14.10 No Recourse Against Others.
     All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company hereby is waived and released by each of the Holders.
     Section 14.11 No Security Interest Created.
     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.
     Section 14.12 Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 14.13 Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 14.14 Separability.
     If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 14.15 Table of Contents, Headings, Etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.,
as the Company

By:	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

AMERICAN MEDICAL SYSTEMS, INC.,
as Notes Guarantor

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

AMS SALES CORPORATION,
as Notes Guarantor

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

AMS RESEARCH CORPORATION,
as Notes Guarantor

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock

Name: Raymond S. Haverstock
Title: Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
     THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. IN ADDITION, THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b).
     THE COMPANY AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATION SECTION 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE CASH AND FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 3 1/4% PER ANNUM COMPOUNDED SEMI-ANNUALLY, AND (3) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDERS OF SECURITIES, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 10700 BREN ROAD WEST, MINNETONKA, MINNESOTA 55343, ATTENTION: CARMEN DIERSEN, CHIEF FINANCIAL OFFICER.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR

ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
     THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INDENTURE DATED AS OF EVEN DATE HEREWITH, BY AND AMONG AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., AS ISSUER, THE NOTES GUARANTORS PARTY THERETO, AS GUARANTORS, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION TERMS THEREIN.

[1]	This paragraph should be included only if the Security is a Global Security.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
3 1/4% Convertible Senior Subordinated Notes due 2036

No.	CUSIP: 02744M AA 6
     American Medical Systems Holdings, Inc., a Delaware corporation, promises to pay to                      or registered assigns the principal amount of                                          dollars ($                    ) on July 1, 2036.
     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
     The Notes Guarantors that are parties to the Indenture, and their successors under the Indenture, have jointly and severally, fully and unconditionally, guaranteed the payment of principal of, premium, if any, and interest on the Securities, subject to the subordination provisions and other terms and conditions set forth in the Indenture.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:                     , 2006
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:

Name:
Title:
Dated:                     , 2006
Trustee’s Certificate of Authentication: This is one of the
Securities referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
   as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036
1. INTEREST
     American Medical Systems Holdings, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3 1/4% per annum. The Company shall pay interest semiannually on January 1 and July 1 of each year (each, an “Interest Payment Date”), commencing January 1, 2007. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase date). Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2006; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day. Any reference herein to interest accrued or payable as of any date shall include any Contingent Interest accrued or payable on such date as provided in the Indenture.
     The Company shall pay Contingent Interest on the Securities as provided in the Indenture.
     No sinking fund is provided for the Securities.
2. METHOD OF PAYMENT
     The Company shall pay interest, including Contingent Interest, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on the June 15 or December 15, as the case may be (each, a “Regular Record Date”), immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest, including Contingent Interest, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest, including Contingent Interest, by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount of $2,000,000 or more will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder is not the Depositary or its nominee and it has provided in writing wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT
     Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.
4. INDENTURE, LIMITATIONS
     This Security is one of a duly authorized issue of Securities of the Company designated as its 3 1/4% Convertible Senior Subordinated Notes due 2036 (the “Securities”), issued under an Indenture dated as of June 27, 2006 (together with any supplemental indentures thereto, the “Indenture”), among the Company, the Notes Guarantors and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and said Act for a statement of them. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.
     The Securities are unsecured, subordinated obligations of the Company limited to $325,000,000 aggregate principal amount ($373,750,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full). The Indenture does not limit other debt of the Company, secured or unsecured.
5. OPTIONAL REDEMPTION
     a. The Securities are subject to redemption, as a whole or from time to time in part, at any time on or after July 6, 2011, at the redemption prices (expressed as percentages of the principal amount of the Securities being redeemed) set forth below together with accrued and unpaid interest, including Contingent Interest, up to, but not including, the Redemption Date:

Period	Redemption Price
July 6, 2011 through June 30, 2012	100.929%
July 1, 2012 through June 30, 2013	100.464%
July 1, 2013 and thereafter	100.000%
provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant Regular Record Date.
     b. Notice of redemption will be mailed by first-class mail at least 20 but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.
6. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION
     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, including Contingent Interest, if any, to, but not including, the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

7. REPURCHASE AT THE OPTION OF THE HOLDERS
     a. The Holders may require the Company to repurchase any outstanding Securities for cash, on July 1, 2013, July 1, 2016, July 1, 2021, July 1, 2026 and July 1, 2031 (each a “Repurchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest, including Contingent Interest, to but not including the applicable Repurchase Date; provided that if such Repurchase Date is an interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Regular Record Date.
     b. The Company shall give written notice of the applicable Repurchase Date by delivery of the Repurchase Notice as provided in the Indenture, to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 20 Business Days prior to each Repurchase Date.
8. PURCHASE OF SECURITIES AT HOLDERS’ OPTION UPON A DESIGNATED EVENT
     If a Designated Event occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, all or any portion specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is 40 days after the date the Company mails the Designated Event Company Notice, at the Designated Event Purchase Price. The Holder shall have the right to withdraw any Designated Event Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Designated Event Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
9. CONVERSION
     Subject to and upon compliance with the provisions of the Indenture including, without limitation, the provisions of Section 4.01(a) of the Indenture, and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). In lieu of receiving shares of Common Stock, a Holder will receive, for each $1,000 principal amount of Securities surrendered for conversion:
-	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

-	if the Conversion Value is greater than $1,000, a number of shares of Common Stock equal to the sum of the Daily Share Amounts, for each of the twenty consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period.
     The Conversion Rate on any Securities surrendered in connection with a Designated Event may be increased by an amount, if any, determined in accordance with Section 4.01(i) of the Indenture.

     A Security in respect of which a Holder had delivered a Designated Event Purchase Notice or Repurchase Election Notice, exercising the option of such Holder to require the Company to purchase or repurchase such Security may be converted only if the Designated Event Purchase Notice or Repurchase Election Notice is withdrawn in accordance with the terms of the Indenture and in the case of the Repurchase Election Notice, the Securities are otherwise convertible in accordance herewith and the terms of the Indenture.
10. SUBORDINATION
     To the extent provided in the Indenture, the Securities and the Notes Guarantees are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid in full before the Securities may be paid. The Company and each Notes Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.
11. GUARANTEES
     The Company’s obligations under the Securities are fully and unconditionally guaranteed, jointly and severally, by the Notes Guarantors as such Notes Guarantors may change from time to time in accordance with the terms of the Indenture (including, without limitation, the subordination terms and conditions set forth in Section 11 of the Indenture).
12. DENOMINATIONS, TRANSFER, EXCHANGE
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.
13. PERSONS DEEMED OWNERS
     The Holder of a Security may be treated as the owner of it for all purposes.
14. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
15. AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

16. SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.
17. DEFAULTS AND REMEDIES
     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and all accrued interest on the Securities may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
18. TRUSTEE DEALINGS WITH THE COMPANY
     U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Notes Guarantors, or an Affiliate of the Company, and may otherwise deal with the Company, the Notes Guarantors, or their Affiliates, as if it were not the Trustee.
19. NO RECOURSE AGAINST OTHERS
     A director, officer, employee or stockholder, as such, of the Company or the Notes Guarantors shall not have any liability for any obligations of the Company or the Notes Guarantors under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security and the Notes Guarantees.
20. AUTHENTICATION
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
21. ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
22. INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Carmen Diersen, Chief Financial Officer, Facsimile: (952) 930-6373.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security into Common Stock of the Company, check the box:
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $                    .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

DESIGNATED EVENT REPURCHASE NOTICE
To: American Medical Systems Holdings, Inc.
          The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from American Medical Systems Holdings, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Designated Event Purchase Price, together with accrued and unpaid interest and Contingent Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

REPURCHASE ELECTION NOTICE
To: American Medical Systems Holdings, Inc.
          The undersigned registered owner of this Security hereby requests and instructs American Medical Systems Holdings, Inc. (the “Company”) to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Repurchase Price on                     , together with accrued and unpaid interest and Contingent Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES1
     The following exchanges, purchases, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of
this Global Security
Following Such
Decrease Date of	Authorized Signatory	Amount of Decrease	Amount of Increase in
Exchange (or	of Securities	in Principal Amount	Principal Amount of
Increase)	Custodian	of this Global Security	this Global Security

1.	This schedule should be included only if the Security is a Global Security.

EXHIBIT B
GUARANTEE
          THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INDENTURE DATED AS OF EVEN DATE HEREWITH, BY AND AMONG AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., AS ISSUER, THE NOTES GUARANTORS PARTY THERETO, AS GUARANTORS, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND EACH HOLDER OF THIS GUARANTEE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION TERMS THEREIN.
          For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the “Notes Guarantors,” which term includes any successor or additional Notes Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Sections 11.13 and 12.03 of the Indenture, each Notes Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Securities, or the obligations of any party under the Indenture of the Securities, (a) the due and punctual payment of the principal of (and premium, if any) and interest, including Contingent Interest, if any, on the Securities, whether at the Final Maturity Date or on an Interest Payment Date, by acceleration, call for redemption, repurchase, or otherwise (subject to any applicable grace period), (b) the due and punctual payment of interest on the overdue principal and premium, if any, of the interest (including Contingent Interest), if any, on the Securities, if lawful, (c) the due and punctual payment and performance (subject to any applicable grace period) of all other obligations of the Company under this Security and the Indenture, all in accordance with the terms set forth therein and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations under the Securities or the Indenture, the due and punctual payment or performance thereof (subject to any applicable grace period) in accordance with the terms of the extension or renewal, whether at the Final Maturity Date, by acceleration or otherwise. To the extent provided in the Indenture, the Notes Guarantees are subordinated to Senior Debt, as defined in the Indenture.
          No past, present or future director, officer, employee, incorporator, stockholder, members or controlling person of the Notes Guarantor (or any successor entity), as such, shall have any liability under this Notes Guarantee for any obligations of the Notes Guarantor under this Security or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability.
          Terms used in this Notes Guarantee and defined in the Indenture are used herein as therein defined.
[SIGNATURE PAGE FOLLOWS]

B-1

          IN WITNESS WHEREOF, each of the Notes Guarantors has caused this Notes Guarantee to be signed by a duly authorized officer.

Dated: , 2006

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

B-2